Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 12, 2006, except for Note 14 for which the date is July 10, 2006 and Note 3b for which the date is October 31, 2006 relating to the financial statements of Virtual Radiologic Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN

February 8, 2007